Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Investor Relations
Telephone: 712.732.4117

META FINANCIAL GROUP UNSCATHED BY SUBPRIME MORTGAGES; REMAINS WELL CAPITALIZED

Storm Lake Iowa – (October 9, 2008) Meta Financial Group (NASDAQ Global Market®:  CASH) said today that the Company remains well capitalized by federal regulatory standards and continues to be unscathed by the steep decline in valuations in the national subprime mortgage markets.

Meta Financial Group and MetaBank, the company’s regional bank unit, merit the “well capitalized” status — the highest ranking possible as defined by bank regulators – as a result of meeting and exceeding capital requirements set and monitored by the Federal Deposit Insurance Corporation (FDIC).

“Thanks to the prudence and foresight of our management team and board of directors, the Company has completely avoided direct exposure to subprime mortgage loans and related investments,” said J. Tyler Haahr, chief executive officer of Meta Financial Group.  “In addition, our risk assessment protocols steered us completely away from equity investment in government-sponsored enterprises such as Fannie Mae or Freddie Mac,” he added.

“As a result, our customers, business partners and investors can continue in their confidence that Meta is a haven of safety, soundness and reliability in this period of turmoil in the financial markets,” Haahr continued.

In a separate matter, an 8-K filed yesterday stated the Company established a reserve for loan losses at September 30, 2008 of $1.8 million ($1.1 million after taxes) to fully anticipate potential costs associated with fraudulent loans disclosed in its 2008 third quarter 10-Q.

In addition, the 8-K reported a settlement was reached in the last outstanding lawsuit regarding three affiliated companies involved in automobile sales, service and financing and the owners thereof. As a result of this settlement, on a pro rated basis net of previously established reserves and insurance proceeds already collected, the charge is $1.0 million.  As a result of all settlements and related legal and other expenses related to Dan Nelson entities DNAG and SDAC, the Company expects to record a final charge of approximately $2.1 million ($1.3 million after taxes).

Mr. Haahr concluded, “We are pleased to have this litigation resolved and behind us.  Going forward, our strong operating position will allow us to focus on growing our business and on serving our MetaBank and Payment Systems customers.”

Corporate Profile: Meta Financial Group, Inc®. (doing business as Meta Financial Group) is the holding company for MetaBankTM and Meta Trust Company®.  MetaBankTM is a federally-chartered savings bank with four market areas:  Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems® prepaid card division.  Thirteen retail banking offices and one administrative office support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

The Company, and its wholly-owned subsidiaries, MetaBankTM and Meta Trust®, may from time to time make written or oral “forward-looking statements,” including statements contained in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  Such statements address the following subjects:  future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MPS or MetaBank; credit quality and adequacy of reserves; technology; and our employees.  The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements:  the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third-party vendors; the impact of changes in financial services’ laws and regulations; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive.  Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC.  The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.